                         Balance      O term   Net WAC   WAC    WALA   Remeterm
                     --------------   ------   -------   ----   ----   --------
Assumed Collateral   475,000,000.00     180       5      5.37     1       179


Bonds   Coupon       Balance          Notional
-----   -------   --------------   --------------
PT400         4    20,000,000.00                    20.00%  4,000,000.00
PT425      4.25    20,000,000.00                    15.00%  3,000,000.00
PT450       4.5    20,000,000.00                    10.00%  2,000,000.00
PT475      4.75    20,000,000.00                     5.00%  1,000,000.00
PT500         5    20,000,000.00
F1         1.66   230,812,500.00                     3.96
F2         0.05               --   230,812,500.00
S       10.4833   138,487,500.00
GIO           5               --    10,000,000.00
SUBS          5     5,700,000.00

TOTAL         5   475,000,000.00

Notes - Standard Senior/Sub shifting interest
---------------------------------------------

1)   GIO is an IO. Its notional balance is equal to the sum of the following:
     A) 20% times the balance of PT400
     B) 15% times the balance of PT425
     C) 10% times the balance of PT450
     D) 5% times the balance of PT475
2)   All P&I bonds pay PRO RATA
3) F1 is a Floater - Its coupon is Libor plus 0.40. It has a cap of 8.00% and a floor of 0.40%
3) S is an inverse Floater. Its coupon is 7.60% minus Libor. IT has a cap of 7.60% and a floor of 0.40%
4) F2 is a tib IO. It has a coupon of Libor minus 7.55%. iT has a cap of 0.05% and a floor of 0%